POST-EFFECTIVE AMENDMENT TO REGISTRATION STATEMENT

AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 14, 2005

REGISTRATION NO. 333-18397

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________________

POST-EFFECTIVE AMENDMENT

NO. 20 ON FORM S-2

TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

_____________________________

TRUE VALUE COMPANY

(PRIOR TO DECEMBER 31, 2004, KNOWN AS TRUSERV CORPORATION)

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE 5070 36-2099896	5070
(State of Incorporation) (I.R.S. Employer Identification No.)	(Primary Industrial Classification Code Number)

8600 WEST BRYN MAWR AVENUE

CHICAGO, IL 60631-3505

(773) 695-5000

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

LYLE G. HEIDEMANN

President and Chief Executive Officer True Value Company

8600 West Bryn Mawr Avenue

Chicago, IL 60631-3505

(773) 695-5000

Fax: (773) 695-6563

(Name, address, including zip code, and telephone number, including area code,

of agent for service)

_____________________________

Copies to:

ROBERT A. SCHRECK

McDermott Will & Emery LLP

227 W. Monroe Street

Chicago, Illinois 60606

(312) 984-6968

Fax: (312) 984-7700

_____________________________

As soon as practicable after the effective date of this Post-Effective Amendment to the Registration Statement.

_____________________________

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

If the registrant elects to deliver its latest annual report to security holders, or a complete and legible facsimile thereof, pursuant to Item 11(a)(1) of this Form, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

TRUE VALUE COMPANY

(PRIOR TO DECEMBER 31, 2004, KNOWN AS TRUSERV CORPORATION)

424,380 SHARES OF CLASS A COMMON STOCK, $100 PAR VALUE

(IN UNITS OF 60 SHARES)

This amendment no. 20 amends the registration statement originally registered pursuant to the Registration Statement on Form S-4 (file no. 333-18397), filed with the Securities and Exchange Commission on December 20, 1996, and amended on Form S-2, with the most recent post-effective amendment filed on April 1, 2005 (the “Registration Statement”) with respect to shares of the Registrant’s Class A Common Stock, par value $100.00 per share (the “Common Stock”). True Value Company (the “Registrant”) is filing this post-effective amendment No. 20 to deregister any remaining securities available for issuance under the Registration Statement.

On December 14, 2005, the Registrant filed a Form 15 deregistering its securities under the Securities Exchange Act of 1934. As a result of the deregistration with the SEC, the remaining 430,860 shares of Common Stock subject to the Registration Statement are hereby deregistered.

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SIGNATURES

Pursuant to the requirements of Section 13 of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Form s-2 and has duly caused the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on December 14, 2005.

TRUE VALUE COMPANY,

formerly known as Truserv Corporation

By:                           /s/ David A. Shadduck

David A. Shadduck
Chief Financial Officer and Senior
Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE DATE
*	President, Chief Executive Officer and Director
Lyle G. Heidemann
/s/ David A. Shadduck	Senior Vice President and Chief Financial Officer (Chief Accounting Officer)	December 14, 2005
David A. Shadduck
*	Chairman of the Board and Director
Bryan R. Ableidinger
*	Director
Richard E. George
*	Director
Thomas S. Hanemann
*	Director
Judith S. Harrison
*	Director
Kenneth A. Niefeld
*	Director
David Y. Schwartz
*	Director
Gilbert L. Wachsman
*	Director
Brian A. Webb
*	Director
Charles W. Welch

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*Pursuant to power of attorney

/s/ David A. Shaduck

David A. Shadduck

Attorney-in-fact

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